Exhibit 99.23

CONSENT AND FIRST AMENDMENT TO THIRD

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

THIS CONSENT AND FIRST AMENDMENT TO THIRD AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this “Amendment”) is entered into as of the 2nd day of April, 2004 by and between CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the “Company”), and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the “Purchaser”).

R E C I T A L S

A. The Company and the Purchaser are parties to that certain Third Amended and Restated Securities Purchase Agreement dated as of January 29, 2004 (the “Securities Purchase Agreement”). Unless otherwise indicated, all capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Securities Purchase Agreement.

B. The Company has informed Purchaser that it intends (i) to create newly organized subsidiaries 71270 Corp. (“71270”) and Pacific Coast Receivables Corp. (“PCRC”), (ii) to purchase, through 71270 and PCRC, certain automobile finance receivables and other miscellaneous assets pursuant to Receivables Purchase Agreements and an Asset Purchase Agreement dated as of April 2, 2004, (iii) to cause PCRC to borrow up to $50 million, secured by Liens on such automobile finance receivables, (iv) to invest in 71270 and in PCRC, (v) to lend money, or to cause 71270 to lend money, pursuant to a Subordinated Promissory Note dated as of April 2, 2004, and (vi) in connection therewith, to enter into such other related agreements, copies of substantially final drafts of which have been provided to the Purchaser, as are useful in effectuating such purchases and borrowings (all of the foregoing transactions being collectively referred to herein as the “Transaction”).

C. The Securities Purchase Agreement currently prohibits the consummation of the Transaction by the Company and its wholly owned subsidiaries. The Purchaser is willing to consent and amend the Securities Purchase Agreement to permit the Transaction, all on the terms and subject to the conditions set forth herein.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Consent to Transaction. Effective on and as of the First Amendment Effective Date (as defined below), the Purchaser consents to the consummation of the Transaction by the Company and its direct and indirect subsidiaries. The consent provided for in this Section 1 is being given solely with respect to the consummation of the Transaction and shall not be deemed to constitute a consent to any other transaction, or a waiver or an amendment of, or a supplement to, any term, representation, warranty, covenant, agreement or other provision of the Securities Purchase Agreement or any Related

Agreement, or a waiver of any past, present or future breach, violation, Default or Event of Default. The consent provided for in this Section 1 is limited to the specific instance in which it is given and does not give rise to any obligation on the part of the Purchaser whatsoever to grant any future consents, waivers or amendments.

2. Amendments to Securities Purchase Agreement. Effective on and as of the First Amendment Effective Date, pursuant to Section 11.1 of the Securities Purchase Agreement, the Securities Purchase Agreement shall be amended as follows:

(a) Section 1.1 of the Securities Purchase Agreement shall be amended by adding the following new definitions to Section 1.1 in alphabetical order:

“First Amendment” shall mean that certain Consent and First Amendment to Third Amended and Restated Securities Purchase Agreement dated as of April 2, 2004, between the Company and the Purchaser, as amended from time to time.”

“First Amendment Effective Date” shall have the meaning set forth in the First Amendment.”

(b) Section 1.1 of the Securities Purchase Agreement shall be amended by amending the following existing definitions to read in their entirety as follows, respectively:

“Related Agreements” shall mean, collectively, the Prior LLCP Documents, the Notes, the Option Agreement, the Amended and Restated Registration Rights Agreement, the Amended and Restated Investor Rights Agreement, the Subsidiary Guaranty, the Collateral Documents, the Stanwich-Related Agreements, the BT Indemnity Side Letter, the side letter dated March 8, 2002, with respect to the Pardee Matter (as defined therein), the CPS A.R.T. 2001-A Class B Certificate Pledge Documents, consent letters, side letters, joinder agreements, acknowledgments and confirmations, waivers, all documents executed in connection with the Transaction (as defined in the First Amendment) and any and all other agreements, instruments, certificates, letters and documents executed or delivered in connection herewith or therewith or contemplated hereby and thereby, in each case as amended from time to time.

(c) Each of the Disclosure Schedules listed in Exhibit A attached hereto shall be amended by replacing such Disclosure Schedule with the corresponding Disclosure Schedule delivered to the Purchaser pursuant to Section 3(b) below (it being understood that such corresponding Disclosure Schedule shall update the Disclosure Schedules to which it relates effective as of the First Amendment Effective Date, including, among other things, giving effect to the Transaction and the fact that, immediately following the Transaction, 71720 Corp. and its subsidiaries will be direct and indirect Subsidiaries of the Company). Delivery of the amended Disclosure Schedules other than Schedules 3.2 and 3.11(a) may be postponed until no later than April 11, 2004.

3. Conditions Precedent. The effectiveness of the Purchaser’s consent to the consummation of the Transaction as provided in Section 1 and the amendments to the Securities Purchase Agreement as provided in Section 2 shall be subject to the satisfaction, in the Purchaser’s sole discretion, of each of the following conditions precedent (the date upon which the last of such conditions precedent to be so satisfied shall be referred to herein as the “First Amendment Effective Date”):

(a) Effective Date. The satisfaction of the last of the conditions precedent set forth in this Section 3 to be so satisfied shall occur not later than 5:00 PM PST April 2, 2004.

(b) Disclosure Schedules. The Purchaser shall have received true, correct and complete copies of amended Disclosure Schedules described in Section 2(c) above.

(c) Amendment Documents. The Purchaser shall have received the following documents, each dated as of the First Amendment Effective Date:

(i) A joinder agreement to the Subsidiary Guaranty, in form and substance satisfactory to the Purchaser, duly executed by 71270 Corp. pursuant to which 71720 Corp. becomes a Subsidiary Guarantor (and the Company hereby represents that 71270 Corp. has no Subsidiaries other than Subsidiaries that are Special Purpose Entities);

(ii) A joinder agreement to the Security Agreement (MFN), as amended, in form and substance satisfactory to the Purchaser, duly executed by 71720 Corp. and each of its subsidiaries (other than Subsidiaries that are Special Purpose Entities), pursuant to which 71720 Corp. and each of such subsidiaries grants to the Purchaser a valid first priority security interest in and to its assets and other properties as security for the payment and performance of the Guarantied Obligations (as defined in the Subsidiary Guaranty);

(iii) A joinder agreement to the Intellectual Property Security Agreement (MFN), as amended, in form and substance satisfactory to LLCP, duly executed by 71720 Corp. and each of its subsidiaries (other than Subsidiaries that are Special Purpose Entities), pursuant to which 71270 Corp. and each of such subsidiaries grants to the Purchaser a valid first priority security interest in and to Collateral (as defined in the Intellectual Property Security Agreement (MFN), as amended) as security for the payment and performance of the Secured Obligations (as defined therein);

(iv) A sixth amendment to the Pledge Agreement, in form and substance satisfactory to LLCP, duly executed by the Company, together with original stock certificates representing the shares of Capital Stock being pledged thereunder, together with undated stock powers executed in blank;

(v) A Secretary’s Certificate from 71270 Corp. and each of its subsidiaries, in form and substance satisfactory to the Purchaser, duly executed by its Secretary, together with true, correct and complete copies of its charter and bylaws, resolutions of its board of directors approving the execution, delivery and performance of the agreements and other documents being executed and delivered by it as contemplated hereunder and corporate and tax good standing certificates.

(d) Representations and Warranties. The Purchaser shall have received an Officers’ Certificate, in form and substance satisfactory to the Purchaser, dated as of the First Amendment Effective Date and duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that (i) after giving effect to the amendments to the Disclosure Schedules delivered to the Purchaser pursuant to Section 3(b) and the Transaction, each of the representations and warranties of the Company contained in the Securities Purchase Agreement and this Amendment was true and correct on and as of the date made and is true and correct on and as of the First Amendment Effective Date, with the same effect as if made on and as of the First Amendment Effective Date, (ii) each of the covenants and agreements of the Company required to be performed or satisfied under this Amendment on or before the First Amendment Effective Date has been performed or satisfied on or before the First Amendment Effective Date, (iii) the Company has satisfied or fulfilled each of the conditions set forth in this Section 3, (iv) after giving effect to this Amendment and the Transaction, no Default or Event of Default has occurred and is continuing or will result from the execution, delivery or performance of this Amendment or the consummation of the transactions contemplated by this Amendment (including the Transaction) and (v) since December 31, 2003, no Material Adverse Change has occurred.

(e) No Legal Prohibitions. The consummation of the transactions contemplated by this Amendment shall not be prohibited by or violate any Applicable Laws and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Laws. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal securities and state securities or “blue sky” laws.

(f) Fees and Expenses. The Company shall have reimbursed the Purchaser for all actual and estimated fees, costs and expenses, including attorneys’ fees and expenses, expended or incurred by the Purchaser in connection with the negotiation, preparation, execution and performance of this Amendment and the transactions contemplated hereby or relating hereto, that remain unreimbursed.

(g) Corporate Proceedings. All proceedings taken prior to or at the closing in connection with the execution, delivery and performance of this Amendment and the consummation of the other transactions contemplated hereby, and all papers and other documents relating thereto, shall be in form and substance satisfactory to the Purchaser and its legal counsel, and the Purchaser shall have received copies of such documents and papers, all in form and substance satisfactory to the Purchaser and its counsel, all such documents, where appropriate, to be counterpart originals and/or certified by proper authorities, corporate officials and other Persons.

4. Representations and Warranties of the Company. In order to induce the Purchaser to consent to the Transactions and amend the Securities Purchase Agreement as provided for herein, the Company represents and warrants to the Purchaser as follows:

(a) Authorization; Binding Effect. The Company has the full power and authority to enter into, deliver and perform its obligations under this Amendment and the other agreements contemplated by the Transaction. The execution, delivery and performance by the Company and the Subsidiary Guarantors of this Amendment and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and the Subsidiary Guarantors, as applicable. This Amendment has been duly executed and delivered by the Company (and duly acknowledged and consented to by the Subsidiary Guarantors), and this Amendment is the legal, valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

(b) No Conflict. The execution, delivery and performance by the Company and the Subsidiary Guarantors of this Amendment and the consummation of the other transactions contemplated hereby do not and will not violate or conflict with, or cause a default under, or give rise to a right of termination under, (i) the charter or bylaws of the Company or any of its Subsidiaries, as in effect on the date hereof; (ii) any Applicable Laws; or (iii) any term of any Material Contract (including any Securitization Transaction Document and any Stanwich-Related Agreement), indenture, note, mortgage, instrument or other agreement to which the Company or any of its Subsidiaries is a party or by which any of its or their properties or assets are bound.

(c) No Consents. Neither the Company nor any of its Subsidiaries or other Affiliates is required to obtain any Consent in connection with execution, delivery or performance of this Amendment or the consummation of the transactions contemplated hereby, or for the purpose of maintaining in full force and effect any Licenses and Permits of the Company or any of its Subsidiaries, from (a) any Governmental Authority, (b) any trustee, Credit Enhancer, rating agency or other party to any Securitization Transaction in connection with the execution and delivery of this Amendment or (c) any other Person, except where the failure to obtain such consent or maintain any such License or Permit, as the case may be, could not have a Material Adverse Effect.

(d) Representations and Warranties. After giving effect to the amended the Disclosure Schedules delivered to the Purchaser pursuant to Section 3(b) above and the Transaction, each of the representations and warranties of the Company contained in Section 3 of the Securities Purchase Agreement is true and correct.

(e) No Default. No Default or Event of Default has occurred and is continuing or will result from the execution, delivery or performance of this Amendment or the consummation of the transactions contemplated hereby or thereby (including the Transaction).

(f) Collateral Security. The Liens granted in favor of the Purchaser under the Collateral Documents (including after giving effect to the execution and delivery of the joinder agreements and amendments contemplated in Sections 3(i) through (v) above) constitute valid, enforceable and continuing first priority security interests and liens in, on and to the Collateral and secure the payment and performance in full of all Obligations, including all Indebtedness and other Obligations under the Notes.

5. Post-Closing Deliveries.

(a) As soon as practicable, but not later than April 15, 2004, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) Original stock certificates, together with undated stock powers executed in blank, representing all of the outstanding Capital Stock of 71720, Corp.; and

(ii) Original stock certificates, together with undated stock powers executed in blank, representing all of the outstanding Capital Stock of Pacific Coast Receivables Corp.

(b) As soon as practicable, but not later than April 15, 2004, the Purchaser shall have received a Secretary’s Certificate from the Company and each Guarantor, in form and substance satisfactory to the Purchaser, duly executed by the Secretary of the Company or such Guarantor, as the case may be, certifying as to the resolutions of the Board of Directors of the Company or such Guarantor, as the case may be, approving the execution and delivery of this Amendment and the consummation of the transactions contemplated hereby.

6. Confirmation; Full Force and Effect. The amendments set forth in Section 2 above shall amend the Securities Purchase Agreement on and as of the First Amendment Effective Date, and the Securities Purchase Agreement shall otherwise remain in full force and effect, as amended thereby, from and after the First Amendment Effective Date in accordance with its terms. The Company hereby ratifies, approves and affirms in all respects each of the Securities Purchase Agreement, as amended hereby, the Notes, the Collateral Documents (including the Liens granted in favor of the Purchaser under the Collateral Documents) and each of the other Related Agreements, the terms and other provisions hereof and thereof and the Obligations hereunder and thereunder.

7. No Other Amendments. This Amendment is being delivered without prejudice to the rights, remedies or powers of the Purchaser in connection with or under the Securities Purchase Agreement, the Notes, the Collateral Documents and the other Related Agreements, Applicable Laws or otherwise, and, except as expressly described in Section 2, shall not constitute or be deemed to constitute an amendment or other modification of, or a supplement to, the Securities Purchase Agreement, the Notes or any Related Agreement. In addition, nothing contained in this Amendment is intended to limit or impair any right, power or remedy of the Purchaser under the Securities Purchase Agreement or any Related

Agreement or shall be construed as a waiver of any breach, violation, Default or Events of Default, whether past, present or future, under the Securities Purchase Agreement or any Related Agreement, or a forbearance by the Purchaser of any of its rights, remedies or powers against the Company or the Collateral. The Purchaser hereby expressly reserves all of its rights, powers and remedies under or in connection with the Securities Purchase Agreement, the Notes, the Collateral Documents and the Related Agreements, whether at law or in equity, including, without limitation, the right to declare all Obligations to be due and payable.

8. Miscellaneous Provisions.

(a) Entire Agreement; Successors and Assigns. This Amendment, together with the agreements, instruments and other documents to be executed and delivered in connection herewith, constitute the entire understanding and agreement with respect to the subject matter hereof and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings with respect thereto. This Amendment shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns.

(b) Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF).

(c) Counterparts. This Amendment may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY

CONSUMER PORTFOLIO SERVICES, INC., a California corporation

By:
Charles E. Bradley, Jr. President and Chief Executive Officer

By:
David Kenneally Senior Vice President and Chief Financial Officer

PURCHASER

LEVINE LEICHTMAN CAPITAL PARTNERS, INC., a California corporation

On behalf of LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership

By:
Steven E. Hartman Vice President

ACKNOWLEDGMENT, CONSENT AND AFFIRMATION

OF SUBSIDIARY GUARANTY

The undersigned hereby acknowledge that each has read the foregoing Consent and First Amendment to Third Amended and Restated Securities Purchase Agreement and hereby consents to the terms thereof. Further, each of the undersigned hereby (a) confirms that it is a party to the Subsidiary Guaranty and that, among other things, the payment and performance of the Notes is guarantied by it under the Subsidiary Guaranty, (b) ratifies, approves and reaffirms in all respects the terms and other provisions of, and its obligations under, the Subsidiary Guaranty, the Collateral Documents and the other Related Agreements to which it is a party or which it has consented to or acknowledged and (c) confirms that the Subsidiary Guaranty, the Collateral Documents and the other Related Agreements to which it is a party remain in full force and effect in accordance with their respective terms.

SUBSIDIARY GUARANTORS

THE FINANCE COMPANY, a Virginia corporation.

THE INSURANCE AGENCY, INC., a Virginia corporation

FIRST COMMUNITY FINANCE, INC., a Virginia corporation

RECOVERIES, INC., a Virginia corporation

PC ACCEPTANCE.COM, INC., a Virginia corporation

CPS MERGERSUB, INC., a Delaware corporation

CPS LEASING, INC., a Delaware corporation

CPS MARKETING, INC., a California corporation

MFN FINANCIAL CORPORATION, a Delaware corporation and the surviving corporation of the MFN Merger

MERCURY FINANCE COMPANY LLC, a Delaware limited liability company

MERCURY FINANCE CORPORATION OF ALABAMA, an Alabama corporation

MERCURY FINANCE COMPANY OF ARIZONA, an Arizona corporation

MERCURY FINANCE COMPANY OF COLORADO, a Delaware corporation

MERCURY FINANCE COMPANY OF DELAWARE, a Delaware corporation

MERCURY FINANCE COMPANY OF FLORIDA, a Delaware corporation

MERCURY FINANCE COMPANY OF GEORGIA, a Delaware corporation

MERCURY FINANCE COMPANY OF ILLINOIS, a Delaware corporation

MERCURY FINANCE COMPANY OF INDIANA, a Delaware corporation

MERCURY FINANCE COMPANY OF KENTUCKY, a Delaware corporation

MERCURY FINANCE COMPANY OF LOUISIANA, a Delaware corporation

MERCURY FINANCE COMPANY OF MICHIGAN, a Delaware corporation

MERCURY FINANCE COMPANY OF MISSISSIPPI, a Delaware corporation

MERCURY FINANCE COMPANY OF MISSOURI, a Missouri corporation

MERCURY FINANCE COMPANY OF NEVADA, a Nevada corporation

MERCURY FINANCE COMPANY OF NEW YORK, a Delaware corporation

MERCURY FINANCE COMPANY OF NORTH CAROLINA, a Delaware corporation

MERCURY FINANCE COMPANY OF OHIO, a Delaware corporation

MERCURY FINANCE COMPANY OF OKLAHOMA, a Delaware corporation

MERCURY FINANCE COMPANY OF PENNSYLVANIA, a Delaware corporation

MERCURY FINANCE COMPANY OF SOUTH CAROLINA, a Delaware corporation

MERCURY FINANCE COMPANY OF TENNESSEE, a Tennessee corporation

MFC FINANCE COMPANY OF TEXAS, a Delaware corporation

MERCURY FINANCE COMPANY OF VIRGINIA, a Delaware corporation

MERCURY FINANCE COMPANY OF WISCONSIN, a Delaware corporation

GULFCO INVESTMENT INC., a Louisiana corporation

GULFCO FINANCE COMPANY, a Louisiana corporation

MIDLAND FINANCE CO., an Illinois corporation

MFN INSURANCE COMPANY, a company organized and existing under the laws of Turks and Caicos

By:
Name:	Charles E. Bradley, Jr.
Title:	President, on behalf of each of the foregoing Subsidiary Guarantors

By:
Name:	Mark Creatura.
Title:	Secretary, on behalf of each of the foregoing Subsidiary Guarantors